COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated as of October 4, 2018 (this “Counterpart Agreement”) is delivered pursuant to that certain Amended and Restated Senior Secured Term Loan Facility Agreement, dated as of December 5, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among OCWEN LOAN SERVICING, LLC, as the Borrower, OCWEN FINANCIAL CORPORATION, as Parent, certain Subsidiaries of Parent, as Subsidiary Guarantors, the Lenders party thereto from time to time, and BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent.

Section 1. Pursuant to Section 5.10 of the Credit Agreement, each of the undersigned hereby:

(a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, such undersigned becomes a Subsidiary Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to such undersigned is true and correct in all material respects both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date;

(c) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VII of the Credit Agreement; and

(d) such undersigned hereby (i) agrees that this counterpart may be attached to the Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Security Agreement) of such undersigned, in each case whether now or hereafter existing or in which such undersigned now has or hereafter acquires an interest and wherever the same may be located, (iv) authorizes the Collateral Agent to file a record or records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent pursuant to the Security Agreement, and (v) delivers to Collateral Agent supplements to all schedules attached to the Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Security Agreement.

Section 2. Each of the undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.01 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAW, RULE, PROVISION OR PRINCIPLE OF CONFLICT OF LAWS THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED.

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IN WITNESS WHEREOF, each of the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

PHH CORPORATION

By:	/s/ R. John McNeill
Name:	R. John McNeill
Title:	Treasurer

PHH MORTGAGE CORPORATION

By:	/s/ Michael Bogansky
Name:	Michael Bogansky
Title:	Senior Vice President and Chief Financial Officer

Address for Notices:

c/o Ocwen Loan Servicing, LLC

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

Attention: Corporate Secretary, General Counsel, Chief Financial Officer and Treasurer

Email: Michael.Stanton@ocwen.com; John.McNeill@ocwen.com;

Nitin.Purushothaman@ocwen.com; Timothy.Hayes@ocwen.com

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President